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                                                                    EXHIBIT 24.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1994 Stock Option and Stock Award Plan of Bankers Trust New York Corporation and to the incorporation by reference therein of our report dated January 26, 1994, with respect to the consolidated financial statements of Bankers Trust New York Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                          -------------------------
                                               Ernst & Young LLP

New York, New York
August 5, 1994